PROSPECTUS SUPPLEMENT                        This Prospectus Supplement, filed
FOR THE PERIOD ENDING                        pursuant to Rule 424(b)(3),
JUNE 30, 1998 TO                             relates to Registration Statement
PROSPECTUS DATED                             No. 33-43136-02 and the
OCTOBER 8, 1991                              Prospectus dated October 8, 1991


                       SECURITIES AND EXCHANGE COMMISSION
                             450 Fifth Street, N.W.
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): July 15, 1998


                           DISCOVER CARD TRUST 1991 D
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


Delaware                        0-19734                     Not Applicable
--------                        -------                     --------------
(State of                       (Commission                 (IRS Employer
organization)                   File Number)                Identification No.)


c/o Discover Receivables Financing Group, Inc.
12 Read's Way
New Castle, Delaware                               19720
-----------------------------------------------------------
(Address of principal executive offices)         (Zip Code)


Registrant's telephone number, including area code: (302) 323-7826


                                 Not Applicable
                 ----------------------------------------------
                 (Former address, if changed since last report)





                                  Page 1 of 15
                         Index to Exhibits is on page 4

Item 5. Other Events

On July 15, 1998 the Registrant made available the Monthly Certificateholders' Statement for the Due Period of June 1998, which is attached as Exhibit 21 hereto.

Item 7.  Financial Statements and Exhibits

(c) Exhibits

Exhibit No.           Description

21 Monthly Certificateholders' Statement for Discover Card Trust 1991 D related to the Due Period ending June 30, 1998.

                                   SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                 DISCOVER CARD TRUST 1991 D
                                        (Registrant)

                                 By: DISCOVER RECEIVABLES FINANCING
                                     GROUP, INC.
                                     as originator of the Trust


                                 By: /s/    Richard W. York
                                     ---------------------------------------
                                     Richard W. York
                                     Vice President


Date: July 15, 1998

                                  EXHIBIT INDEX



Exhibit No.           Description

21 Monthly Certificateholders' Statement for Discover Card Trust 1991 D related to the Due Period ending June 30, 1998.